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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 1998


                          THE LINCOLN ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)



          Ohio                        0-1402                    34-0359955
(State or other jurisdiction   (Commission File No.)           (IRS Employer
     of incorporation)                                       Identification No.)

                   22801 St. Clair Avenue, Cleveland, OH 44117
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (216) 481-8100

                                       N/A
          (Former name or former address, if changed since last report)





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Item 1.  Changes in Control of Registrant.

         Pursuant to an Agreement of Merger, Lincoln Electric Merger Co., an Ohio corporation, merged with and into The Lincoln Electric Company, an Ohio corporation (the "Company"), with the Company being the surviving corporation (the "Merger"). In connection with the Merger, each of the Company's outstanding Common Shares and Class A Common Shares was converted into two common shares of Lincoln Electric Holdings, Inc. ("Holding Common Shares"), an Ohio corporation ("Lincoln Electric Holdings"), with the result that Lincoln Electric Holdings is the publicly held corporation and the Company is a wholly owned subsidiary of Lincoln Electric Holdings. The shareholders of the Company immediately prior to the Merger were the shareholders of Lincoln Electric Holdings immediately after the Merger.

         The Merger was effective on June 2, 1998. The Holding Common Shares are deemed to be registered under Section 12(g) of the Securities Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits
--------

2 Agreement of Merger dated as of May 19, 1998 made by and among Lincoln Electric Merger Co., The Lincoln Electric Company, and Lincoln Electric Holdings, Inc.

3(a)     Restated Articles of Incorporation of Lincoln Electric Holdings, Inc.

3(b)     Code of Regulations of Lincoln Electric Holdings, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE LINCOLN ELECTRIC COMPANY



                                   By: /s/ H. Jay Elliott
                                      ------------------------------------------
                                          H. Jay Elliott
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

Date:  June 2, 1998




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                                  Exhibit Index

Exhibit           Description of Exhibit
-------           ----------------------
2                 Agreement of Merger dated as of May 19, 1998 made by and among Lincoln
                  Electric Merger Co., The Lincoln Electric Company, and Lincoln Electric
                  Holdings, Inc.

3(a)              Restated Articles of Incorporation of Lincoln Electric Holdings, Inc.

3(b)              Code of Regulations of Lincoln Electric Holdings, Inc.